                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                ________________


                                    FORM 8-K

                                ________________



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): March 15, 2000
                                                        ----------------.



                          ATLANTIC RICHFIELD COMPANY
     ---------------------------------------------------------------------.
            (Exact name of registrant as specified in its charter)



                                   Delaware
     ---------------------------------------------------------------------.
                (State or other jurisdiction of incorporation)



          1-1196                                      23-0371610
     ---------------------------------------------------------------------.
      (Commission File Number)                      (IRS Employer
                                                 Identification No.)



      333 South Hope Street, Los Angeles, California           90071
     ---------------------------------------------------------------------.
       (Address of principal executive offices)              (Zip Code)



    Registrant's telephone number, including area code:  (213) 486-3511
                                                        ------------------.



                                Not Applicable
     ---------------------------------------------------------------------.
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
----------------------

On March 15, 2000 the U. S. District Court for the Northern District of California entered an order previously submitted by the parties to adjourn the March 20, 2000 commencement of the hearing on the preliminary injunction motion brought by the Federal Trade Commission (FTC) and the states of California, Oregon and Washington (States) seeking to enjoin the merger between BP Amoco and the Company. The action followed negotiations regarding a possible consent order to resolve the objections of the FTC and the States to the proposed merger between the Company and BP Amoco.

On March 15, 2000 the Company entered into a Master Purchase and Sale Agreement
(MPSA) with Phillips Petroleum Company (Phillips), and BP Amoco for the sale of the Company's Alaskan businesses to Phillips contingent, among other things, on approval by the FTC and completion of the merger between the Company and BP Amoco. Under the MPSA Phillips will pay approximately $6.5 billion for the Alaska businesses and about $150 million for crude oil inventories, plus a supplemental payment of up to $500 million accruing as the WTI price of crude oil exceeds $25 a barrel in respect of production from sold businesses from January 1, 2000. In connection with the execution of the MPSA, the State of Alaska, Arco Alaska, Inc., BP Amoco and its Alaskan subsidiary and
Phillips entered into an Addendum to the Charter for Development of the Alaskan North Slope (Charter), previously signed on December 2, 1999. The Addendum confirms that the parties thereto agree that the sale of ARCO'S Alaska businesses as a going concern to Phillips will satisfy specified divestiture commitments previously made in the Charter. Also on March 15, 2000 the Company entered into an agreement with Texas Eastern Products Pipeline Company, the general partner of TEPPCO Partners, L.P., whereby ARCO agreed to sell for $355 million the stock of ARCO Pipe Line Company which holds certain pipeline and storage assets associated with the Cushing, Oklahoma terminal area. The sale is contingent, among other things, on approval by the FTC and the completion of the ARCO-BP Amoco merger.

Although the Company is hopeful that a settlement can be reached with the FTC and the States, no agreement has been reached. There can be no assurance that a settlement with the FTC and the States will be obtained that would resolve the litigation and permit the merger between ARCO and BP Amoco to be completed, nor can the Company predict the timing of a settlement, or resolution by judicial proceeding if a settlement is not reached.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATLANTIC RICHFIELD COMPANY


                                       /s/  BRUCE G. WHITMORE
                                       ________________________________________
                                       Bruce G. Whitmore
                                       Senior Vice President, General Counsel,
                                       and Corporate Secretary


Dated:  March 21, 2000



                                     - 3 -